UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TORREYPINES THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TORREYPINES THERAPEUTICS, INC.
11085 North Torrey Pines Road
Suite 300
La Jolla, California 92037

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 19, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of TorreyPines Therapeutics, Inc., a Delaware corporation. The annual meeting will be held on Wednesday, June 19, 2008 at 9:00 a.m. local time at the offices of Cooley Godward Kronish, LLP 4401 Eastgate Mall, San Diego, California 92121-1909 for the following purposes:

1.    To elect seven directors to serve for the ensuing year and until their successors are elected.

2.    To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2008.

3.    To approve the 2008 Employee Stock Purchase Plan.

4.    To conduct any other business properly brought before the meeting and any postponement or adjournment of the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the Annual Meeting is April 21, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment of postponement thereof.

By Order of the Board of Directors

/s/ Craig Johnson
Craig Johnson
Chief Financial Officer and Secretary

La Jolla, California
May 5, 2008

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

TORREYPINES THERAPEUTICS, INC.
11085 North Torrey Pines Road
Suite 300
La Jolla, California 92037

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 19, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board”) of  TorreyPines Therapeutics, Inc. (sometimes referred to as the “Company” or “TorreyPines”) is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about May 5, 2008 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 21, 2008, the record date of the annual meeting, will be entitled to vote at the annual meeting. At the close of business on this record date, there were 15,745,127 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on April 21, 2008, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, at the close of business on April 21, 2008, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•       Election of seven directors to hold office for the ensuing year and until their successors are elected;

•       Ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending, December 31, 2008; and

•       Approval of the 2008 Employee Stock Purchase Plan.

Any other matter that is properly presented at the meeting will also be voted upon at that time.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee(s) you specify. For the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, you may vote “For” or “Against” or abstain from voting. For the approval of the 2008 Employee Stock Purchase Plan, you may vote “For” or “Against” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•       To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•       To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•       To vote over the telephone, available only for stockholders in the USA, Canada and Puerto Rico stockholders only, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on June 18, 2008 to be counted.

•       To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on June 18, 2008 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of the Company’s common stock you own as of April 21, 2008.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all seven nominees for director, “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending, December 31, 2008 and “For” the approval of the 2008 Employee Stock Purchase Plan. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•       You may submit another properly completed proxy card with a later date.

•       You may send a timely written notice that you are revoking your proxy to our corporate Secretary at 11085 North Torrey Pines Road, Suite 300, La Jolla, California 92037.

•       You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 5, 2009, to our Corporate Secretary at 11085 North Torrey Pines Road, Suite 300, La Jolla, California 92037. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, your proposal generally must submitted in writing to the same address no later than March 23, 2009, but no earlier than February 19, 2009. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers or shareholder proposals.

How many votes are needed to approve each proposal?

•       For the election of directors, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.

•       To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•       To be approved, the 2008 Employee Stock Purchase Plan must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. At the close of business on the record date, there were 15,745,127 shares outstanding and entitled to vote. Thus, the holders of 7,872,564 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2008.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation permits the Board to fix the number of members comprising the Board. Currently, our Board consists of seven members. There are seven nominees for director this year. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of TorreyPines previously elected by the stockholders. We do not currently have a policy regarding director attendance at the annual meeting of stockholders. Six of our seven directors then in office attended the 2007 annual meeting of stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The seven nominees receiving the highest number of affirmative votes (among votes properly cast in person or by proxy) will be elected.

Nominees

Below is the name, age and biographical information of each nominee for director as of April 23, 2008.

Name	Age	Position
Peter Davis, Ph.D.	63	Chairman of the Board and Director
Jean Deleage, Ph.D.	67	Director
Steven H. Ferris, Ph.D.	64	Director
Jason Fisherman, M.D.	51	Director
Neil M. Kurtz, M.D.	57	President, Chief Executive Officer and Director
Steven B. Ratoff	65	Director
Patrick Van Beneden	45	Director

Peter Davis, Ph.D., has served as a director of our Company since October 2006 and the Chairman of our Board since May 2007.  He previously served as a director of TPTX, Inc., our subsidiary, from August 2005 to February 2007. Since 2002, Dr. Davis has worked as an independent consultant to a number of companies. Dr. Davis served as president of DNA Plant Technologies Corp., an agriculture biotechnology company, from 2001 to 2002. Dr. Davis was a member of the Executive Committee of Pulsar International, S.A., a management consultant company and an affiliate of A.G. Biotech Capital, from 1993 to 2001. From 1975 to 1993, Dr. Davis was a faculty and staff member of the Wharton School of the University of Pennsylvania. His primary appointments included Director of the Applied Research Center and Director of Executive Education. He is a member of the Board of Directors of several private companies as well Chairman of the Board of Directors of Kosan Biosciences Incorporated, a publicly traded biotechnology company. Dr. Davis received a B.A. in physics from Cambridge University, a Masters Degree in operations research from the London School of Economics and a Ph.D. in operations research from the Wharton School of the University of Pennsylvania.

Jean Deleage, Ph.D. has served as a director since October 2006 and previously served as a director of TPTX, Inc., our subsidiary, from May 2000 to February 2007.  Dr. Deleage was the chairman of our Board from October 2006 to May 2007.  Dr. Deleage is a founder and managing director of Alta Partners, a venture capital firm investing in information technologies and life science companies, since founding the firm in February 1996.  From 1979 to 1996, Dr. Deleage was a founder and a managing partner of Burr, Egan, Deleage & Co., a venture capital firm. In 1971, Dr. Deleage was the founder of Sofinnova, a venture capital organization in France, and in 1976 formed Sofinnova, Inc., Sofinnova’s U.S. subsidiary. Dr. Deleage currently serves as a director of IDM Pharma, Inc., Innate Pharma SA, Kosan Biosciences Incorporated, LifeCycle Pharma A/S, Rigel Pharmaceuticals, Inc. and several privately held companies. Dr. Deleage received a Baccalaureate in France, a M.A. in electrical engineering from Ecole Superieure d’Electricite, and a Ph.D. in economics from the Sorbonne.

Steven H. Ferris, Ph.D. has served as a director of our Company since January 2003. Dr. Ferris is a neuropsychologist, psychopharmacologist, and gerontologist who has been studying brain aging and Alzheimer’s disease for over 30 years. Dr. Ferris is the Friedman Professor and Director of the Alzheimer’s Disease Center in the Department of Psychiatry at New York University (NYU) School of Medicine, and Executive Director of the Aging and Dementia Research Center of the NYU Silberstein Institute Dr. Ferris has been at the NYU School of Medicine since 1973, where he has conducted a major research program focusing on cognitive assessment, early diagnosis and treatment of brain aging and Alzheimer’s disease. He has served as the Associate Editor in Chief of Alzheimer Disease and Associated Disorders, is a former member of the Medical and Scientific Affairs Council of the national Alzheimer’s Association, has served on several National Institutes of Health peer review panels, and has been a member of the U.S. Food and Drug Administration Advisory Committee which reviews new drugs for Alzheimer’s disease. He has conducted more than 75 clinical trials in aging and dementia and has been a consultant to numerous pharmaceutical companies who are developing new treatments for Alzheimer’s disease.

Jason Fisherman, M.D. has served as a director of our Company since October 2006 and previously served as a director of TPTX, Inc., our subsidiary, from May 2000 to February 2007. Dr. Fisherman is a Managing Director of Advent Healthcare Ventures, a life science venture capital firm he co-founded in 2007. From 1994 to 2007, Dr. Fisherman was at Advent International Corporation, a global private equity firm, where he was a Managing Director since 2002. Prior to Advent, Dr. Fisherman served for four years as Senior Director of Medical Research for Enzon, Inc., a biopharmaceutical company, and previously managed the clinical development of a number of oncology drugs at the National Cancer Institute. Dr. Fisherman currently serves as a director of several private biopharmaceutical companies. Dr. Fisherman received his B.A. from Yale University, his M.D. from the University of Pennsylvania and his M.B.A. from the Wharton School of the University of Pennsylvania.

Neil M. Kurtz, M.D. has served as our President and Chief Executive Officer and a director of our Company since October 2006. He has served as President and Chief Executive Officer as well as a director of TPTX, Inc., our subsidiary, since 2002. Prior to joining TPTX, Inc., Dr. Kurtz co-founded Worldwide Clinical Trials, a contract research organization, where he held the positions of President and Chief Executive Officer until its acquisition by United Health Group, or UHG, in September 1999. After the acquisition, Dr. Kurtz became President of Ingenix Pharmaceutical Services, a division of UHG, and also served as a member of the UHG Executive Board until joining TPTX, Inc. Dr. Kurtz’s career includes senior positions with Boots Pharmaceuticals, Bayer Corporation, Bristol-Myers Squibb, and Merck. He currently serves on the board of NeurogesX, a publicly traded specialty pharmaceutical company, and Medidata Solutions, a privately held global provider of data management services. In addition, Dr. Kurtz has consulted for more than a dozen pharmaceutical companies and was a member of the faculty in the Department of Psychiatry at the University of Connecticut from 1984 to 1988 and the University of California, Los Angeles from July 1980 to 1981. Dr. Kurtz holds a B.A. in psychology from New York University and an M.D. from the Medical College of Wisconsin.

Steven B. Ratoff   has served as a director of our Company since May 2005. From September 2005 to October 2006, Mr. Ratoff served as the Chairman of our Board. Mr. Ratoff is currently a private investor and has been a Venture Partner with Proquest Investments, a biopharmaceutical venture firm, since 2004. In addition, he is currently serving as the Chairman and Interim Chief Executive Officer of Novadel Pharma, Inc., a publicly traded specialty pharmaceutical company. He served as Chairman and Interim Chief Executive Officer of Cima Labs, Inc., a publicly traded specialty pharmaceutical company, from May 2003 through its sale to Cephalon, Inc. in August 2004. He was the President and Chief Executive Officer of MacroMed, Inc., a privately owned drug delivery company, from February 2001 to December 2001, and also as director of that company from 1998 to 2001. Mr. Ratoff’s experience includes serving as Executive Vice President and Chief Financial Officer of Brown-Forman Corporation, a publicly traded diversified manufacturer of consumer products, as well as 15 years in a variety of senior financial positions with Bristol-Myers Squibb. Mr. Ratoff received a B.S. in Business Administration from Boston University and an M.B.A. with Distinction from the University of Michigan. Mr. Ratoff is also a retired certified Public Accountant.

Patrick Van Beneden has served as a director of our Company since October 2006 and previously served as a director of TPTX, Inc., our subsidiary, from 2003 to February 2007. Since 2001, Mr. Van Beneden has been Executive Vice President Life Sciences of GIMV N.V., a Belgian investment company, and he has held various positions with GIMV since 1985. Mr. Van Beneden has served as a member of the Board of Directors for Avalon Pharmaceuticals since October 2001 a publicly traded biotechnology company and series as a director of a number of private healthcare companies. Mr. Van Beneden holds a Masters Degree in applied economics from VLEKHO-Brussels.

 The Board Recommends
A Vote In Favor Of Each Named Nominee.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Independence of the Board

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his  family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Davis, Dr. Deleage, Dr. Ferris, Dr. Fisherman, Mr. Ratoff and Mr. Van Beneden. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us. Dr. Kurtz, our President and Chief Executive Officer is not an independent director by virtue of his employment with us.

Meetings of the Board

During the year ended December 31, 2007, the Board held a total of nine meetings. Each Board member attended 75% or more of the meetings of the Board and of the committees on which he served, which were held during the period for which he was a director or committee member.  As required under applicable Nasdaq listing standards, in fiscal 2007, our independent directors met three times in regularly scheduled executive sessions at which only independent directors were present.

Information Regarding Committees of the Board

Our Board currently has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Below is a description of each committee of the Board and information regarding committee meetings held in 2007. The Board has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to us. The charters for the Audit, Compensation and Corporate Governance and Nominating Committees can be found on our corporate website at www.torreypinestherapeutics.com.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee, which includes Dr. Davis, Dr. Ferris and Mr. Ratoff, met a total of five times during the fiscal year ended December 31, 2007. Dr. Davis currently chairs the Audit Committee. Our Board has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). Our Board has determined that Dr. Davis and Mr. Ratoff each qualifies as an “audit committee financial expert” as defined in the applicable Securities and Exchange Commission, or SEC, rules. The Board made a qualitative assessment of each of Dr. Davis’ and Mr. Ratoff’s respective levels of knowledge and experience based on a number of factors, including his respective formal education and prior experience.

The Audit Committee is authorized to retain advisors and consultants and to compensate them for their services.

Compensation Committee

The Compensation Committee of the Board acts on behalf of the Board to review, adopt and oversee our compensation strategy, policies, plans and programs, including:

•       establishment of corporate and individual performance objectives relevant to the compensation of our executive officers, directors and other senior management and evaluation of performance in light of these stated objectives;

•       review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers;

•       review and recommendation to the Board of the type and amount of compensation to be paid or awarded to Board members; and

•       administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

The Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

The Compensation Committee, which includes Dr. Fisherman, Mr. Ratoff and Mr. Van Beneden, met a total of seven times during the year ended December 31, 2007. Mr. Ratoff currently chairs the Compensation Committee. Our Board has determined that all members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee is authorized to retain advisors and consultants and to compensate them for their services.

Executive and Director Compensation Process.

The following is an overview of our processes and procedures for the consideration and determination of executive compensation. The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2007 are described in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement.

At the beginning of each year the Compensation Committee meets with our management team to specify a limited number of key corporate goals for the upcoming year.   Additionally, the Compensation Committee works with the Chief Executive Officer to establish goals specific to the Chief Executive Officer. At the end of the year the Compensation Committee reviews corporate performance and establishes the achievement level of each goal.  The Compensation Committee also reviews the performance of the Chief Executive Officer and establishes the achievement level of his goals.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves, or has served during the last fiscal year, as a member of the compensation committee or a member of the Board of any other company that has an executive officer serving as a member of our Compensation Committee or Board.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, or the Securities Act,  or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis, or CD&A, contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Mr. Steven Ratoff
Dr. Jason Fisherman
Mr. Patrick Van Beneden

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles for the Company.

The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Corporate Governance and Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, knowledge of the industry, having the ability to exercise sound business judgment and having the commitment to represent the long-term interests of our stockholders. However, the Corporate Governance and Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Corporate Governance and Nominating Committee considers such factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

At this time, the Corporate Governance and Nominating Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Corporate Governance and Nominating Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

During 2007 the Corporate Governance and Nominating Committee reduced the size of the Board from ten members to seven members.  The Corporate Governance and Nominating Committee, which includes Drs. Deleage and Ferris and Mr. Ratoff, held three meetings during the year ended December 31, 2007. Dr. Deleage currently chairs the Corporate Governance and Nominating Committee All members of the Nominating Committee are independent, as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Corporate Governance and Nominating Committee is authorized to retain advisors and consultants and to compensate them for their services.

Stockholder Communications With the Board

Historically, we have not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent.  Therefore, the Board does not believe a formal process for stockholder communications is necessary at this time.

Amended and Restated Code of Business Conduct and Ethics

We have adopted the TorreyPines Therapeutics, Inc. Amended and Restated Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Amended and Restated Code of Business Conduct and Ethics is available on our website at www.torreypinestherapeutics.com. If we make any substantive amendments to the Amended and Restated Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of Ernst & Young LLP as our independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since December 2006. Representatives of Ernst & Young LLP are expected to be present at the annual meeting of stockholders. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Change of Independent Registered Public Accounting Firm

On December 11, 2006, the Audit Committee of the Board approved the appointment of Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2007 in place of Eisner LLP. The decision to change independent registered public accounting firm was authorized by our Board.

In connection with our audits for the fiscal years ended December 31, 2004 and 2005, and in the subsequent period before Eisner’s dismissal on December 11, 2006, there were no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that would have caused Eisner to report the disagreement if it had not been resolved to the satisfaction of Eisner. Eisner’s reports on the financial statements for the past two years did not contain an adverse opinion or disclaimer of an opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Eisner’s letter to the Securities and Exchange Commission stating its agreement with the statements in this paragraph was filed as an exhibit to our Current Report on Form 8-K dated December 13, 2006.

During the fiscal year ended December 31, 2005, and during the subsequent interim period preceding the engagement of Ernst & Young LLP, we did not consult with Ernst & Young LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events described in Item 304(a)(2)(ii) of Regulation S-K.

Principal Accountant Fees and Services

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent auditors to perform audit and other services for the Company and its subsidiaries for the fiscal year 2007. In connection with the audit of the 2007 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP, which sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2007 and December 31, 2006 by Ernst & Young LLP and for the fiscal year ended December 31, 2006 by Eisner LLP, our former independent auditor.

	2007	2006(1)		2006(2)
Audit Fees	$217,000	$181,250		$41,550
Audit-related Fees	—	13,000	(3)	59,495	(4)
Tax Fees	—	—		26,700	(5)
All Other Fees	—	—		—
Total Fees	$217,000	$194,250		$127,745

(1)    These fees were billed to us for the fiscal year ended December 31, 2006 by Ernst & Young LLP.

(2)    These fees were billed to us for the fiscal year ended December 31, 2006 by Eisner LLP.

(3)    These fees included fees for review and preparation of SEC filings, including preparation of a Current Report on Form 8-K and a registration statement on Form S-8.

(4)    These fees included fees for review and preparation of SEC filings, including a registration statement on Form S-4 and related amendments and Current Reports on Form 8-K.

(5)    These fees included tax consultation related to the merger between TorreyPines Therapeutics, Inc. (now TPTX, Inc.) and Axonyx Inc. and a tax return preparation fee.

All fees described above were approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.  All of the audit-related and tax fees incurred in 2007 and 2006 were approved in accordance with our pre-approval policies and procedures.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

The Board Recommends
A Vote In Favor Of Proposal 2.

Report of the Audit Committee of the Board

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

The Audit Committee has reviewed and discussed with our management the audited financial statements for the fiscal year ended December 31, 2007. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent accountants the independent accountant’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report in Form 10-K for the fiscal year ended December 31, 2007.

Dr. Peter Davis
Dr. Steven Ferris
Mr. Steven Ratoff

PROPOSAL 3

APPROVAL OF THE 2008 EMPLOYEE STOCK PURCHASE PLAN

In April 2008 the Board adopted the 2008 Employee Stock Purchase Plan (“the Purchase Plan”), subject to stockholder approval.  If approved by the stockholders, one million (1,000,000) shares of Common Stock will be reserved for issuance under the Purchase Plan.

Stockholders are requested in this Proposal 3 to approve the Purchase Plan.  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan.  Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The essential features of the Purchase Plan are outlined below. The following description of the Purchase Plan is a summary only and is qualified in its entirety by reference to the full text of the Purchase Plan attached hereto as Appendix A.

Purpose

The purpose of the Purchase Plan is to provide a means by which our employees (and the employees of any parent or subsidiary of ours designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase our Common Stock at a discount, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success.  All of our approximately 31 employees are eligible to participate in the Purchase Plan.

The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration

The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it.  The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase our Common Stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of ours will be eligible to participate in the Purchase Plan.

The Board has the power to delegate administration of the Purchase Plan to a committee composed of not fewer than one member of the Board. As used herein with respect to the Purchase Plan, the “Board” refers to any committee that the Board appoints and to the Board itself.  Whether or not the Board has delegated administration to a committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in administration of the Purchase Plan.

Stock Subject to Purchase Plan

Subject to this Proposal, an aggregate of one million (1,000,000) shares of Common Stock is reserved for issuance under the Purchase Plan.  If rights granted under the Purchase Plan for any reason terminate without being exercised, the shares of Common Stock not purchased under such rights again become available for issuance under the Purchase Plan. Shares issued under the Purchase Plan may be previously unissued shares or reacquired shares bought on the market or otherwise. A total of 15,745,127 shares of Common Stock were outstanding as of April 21, 2008.

Offerings

Shares of stock are offered under the Purchase Plan through a series of offerings of such duration as determined by the Board, provided that in no event may an offering exceed 27 months. Each offering consists of one or more purchase dates as determined by the Board prior to the commencement of that offering. The Board has the authority to alter the duration of subsequent offerings or change the number of purchase dates within each such offering. When an eligible employee elects to join an offering, he or she is granted a purchase right to acquire shares of stock on each purchase date within the offering. On the purchase date, all payroll deductions and cash or check payments collected from the participant are automatically applied to the purchase of stock, subject to certain limitations.

Eligibility

Any person who is customarily employed by us or a parent or subsidiary at ours designated by the Board at least 32 hours per week on the first day of an offering is eligible to participate in that offering under the Purchase Plan, provided such employee has met all employment requirements as specified by the Board, but in no event may the required period of employment be greater than two years. The Board may provide in any offering that certain of our employees who are “highly compensated” as defined in the Code are not eligible to participate in the Purchase Plan.

However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies (including any stock which such employee may purchase under all outstanding purchase rights and options). In addition, no employee may purchase more than $25,000 worth of our stock (valued at the time each purchase right is granted) for each calendar year during which those purchase rights are outstanding under all of our employee stock purchase plans.

Each person who first becomes eligible to participate in the Purchase Plan during any offering will, on a date or dates specified in the offering which coincides with the day on which such person becomes eligible or which occurs thereafter, receive a right under such offering, which right shall thereafter be deemed to be a part of the offering. Such right shall have the same characteristics as any rights originally granted under the offering. However, the date on which such right is granted shall be the offering date of such right for all purposes, including determination of the exercise price of such right; and the offering for such right shall begin on its offering date and end coincident with the end of the ongoing offering.

Participation in the Plan

Eligible employees enroll in the Purchase Plan by delivering to us, prior to the date selected by the Board as the offering date for the offering, an enrollment form authorizing payroll deductions or specifying the amount of a cash contribution, if permitted in the offering, of up to 15% of such employees’ base compensation during the offering.

Purchase Price

The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan is the lower of (a) 85% of the fair market value per share of stock on the offering date, or (b) 85% of the fair market value per share of stock on the applicable purchase date. As of April 21, 2008 the closing price of our Common Stock as reported on the Nasdaq Stock Market was $1.37 per share.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is funded by payroll deductions accumulated over the offering and, to the extent specifically provided in the offering, an employee may make contributions through the payment by cash or check prior to a specified purchase date of the offering. During the offering, a participant may increase, reduce or terminate his or her payroll deductions only as the Board provides in the offering.  All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the Company’s general funds.

Purchase of Stock

By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan.  Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the offering period at the applicable price.  See “Withdrawal” below.

Withdrawal

Participants may withdraw from a given offering by delivering a notice of withdrawal and terminating their payroll deductions. Such withdrawal may occur at any time prior to the end of an offering except as otherwise provided by our Board in the offering. Upon such withdrawal, we will refund accumulated payroll deductions without interest to the employee, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Adjustment Provisions

In the event that there is any change to our outstanding stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other transaction not involving the receipt of consideration by us), appropriate adjustments will be made to (a) the class and maximum number of shares of stock subject to the Purchase Plan, and (b) the class and number of shares and price per share in effect under each outstanding purchase right.

Effect of Certain Corporate Transactions

In the event of (i) the sale, lease, license or other disposition of all or substantially all of our assets, (ii) the sale or other disposition of at least 90% of our outstanding securities, or (iii) certain specified types of merger, consolidation or similar transactions (collectively, “corporate transaction”), any surviving or acquiring corporation may continue or assume rights outstanding under the Purchase Plan or may substitute similar rights.  If any surviving or acquiring corporation does not assume such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of Common Stock within 10 business days prior to the corporate transaction under the ongoing offering and the participants’ rights under the ongoing offering will terminate immediately after such purchase.

Duration, Amendment and Termination

The Board may suspend, terminate or amend the Purchase Plan at any time.  Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) materially increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, (iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan or materially reduce the price at which shares of common stock may be purchased under the Purchase Plan, (iv) materially extend the term of the Purchase Plan or (v) expand the types of awards available for issuance under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Rights granted before amendment or termination of the Purchase Plan will not be impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

Federal Income Tax Information

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received.  Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income.  Any further gain or any loss will be taxed as a long-term capital gain or loss.  At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain.  Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date.  Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Purchase Plan.  We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

The Board Recommends
A Vote In Favor Of Proposal 3.

Executive Officers

Below is the name, age and biographical information of each of our executive officers as of April 23, 2008.

Name	Age	Position
Neil M. Kurtz, M.D.	57	President, Chief Executive Officer and Director
Evelyn A. Graham	59	Chief Operating Officer
Craig A. Johnson	46	Chief Financial Officer and Vice President, Finance
Susan J. Mellberg	56	Vice President, Project Management
Paul R. Schneider	37	Vice President and General Counsel
Steven L. Wagner, Ph.D.	50	Chief Scientific Officer

Neil M. Kurtz, M.D. has served as our President and Chief Executive Officer and a director of our Company since October 2006. He has served as President and Chief Executive Officer as well as a director of TPTX, Inc., our subsidiary, since 2002. Prior to joining TPTX, Inc., Dr. Kurtz co-founded Worldwide Clinical Trials, a contract research organization, where he held the positions of President and Chief Executive Officer until its acquisition by United Health Group, or UHG, in September 1999. After the acquisition, Dr. Kurtz became President of Ingenix Pharmaceutical Services, a health information technology company and a division of UHG, and also served as a member of the UHG Executive Board until joining TPTX, Inc. Dr. Kurtz’s career includes senior positions with Boots Pharmaceuticals, Bayer Corporation, Bristol-Myers Squibb, and Merck. He currently serves on the boards of NeurogesX, a publicly traded specialty pharmaceutical company, and Medidata Solutions, a privately held global provider of data management services. In addition, Dr. Kurtz has consulted for more than a dozen pharmaceutical companies and was a member of the faculty in the Department of Psychiatry at the University of Connecticut from 1984 to 1988 and the University of California, Los Angeles from July 1980 to 1981. Dr. Kurtz holds a B.A. in psychology from New York University and an M.D. from the Medical College of Wisconsin.

Evelyn A. Graham has served as our Chief Operating Officer since October 2006. Ms. Graham joined TPTX, Inc., our subsidiary, in 2004 as Vice President, Development; she became TPTX Inc.’s Vice President, Corporate Development in 2005 and Chief Operating Officer in 2006. Ms. Graham was Executive Director, Development Operations at Purdue Pharma, a privately-held pharmaceutical company, from 2000 to 2003. From 1998 to 2000, Ms. Graham was Senior Vice President of Business Development of Ingenix Pharmaceutical Services, a health information technology company and a division of UHG, and served as Vice President of Clinical Operations at Worldwide Clinical Trials, a contract research organization, prior to its acquisition by UHG. Previously, Ms. Graham held positions in operations management, healthcare utilization, and organizational planning at Bayer Corporation and Wyeth Pharmaceuticals (formerly Ayerst Laboratories). Ms. Graham holds a B.A. in biology from the University of Delaware and an M.B.A. from the University of Connecticut.

Craig A. Johnson has been our Chief Financial Officer and Vice President, Finance since October 2006. Mr. Johnson has served as Chief Financial Officer and Vice President, Finance of TPTX, Inc., our subsidiary since January 2004 and as a director of TPTX, Inc. since February 2007. From 1994 to 2004, Mr. Johnson was employed by MitoKor, Inc., a biotechnology company, and last held the position of Chief Financial Officer and Senior Vice President of Operations. Prior to joining MitoKor, he was a senior financial executive for several early-stage technology companies. From 1984 to 1988, Mr. Johnson worked for the accounting firm Price Waterhouse LLP. He has been actively involved in the Association of Bioscience Financial Officers since 1998. Mr. Johnson received his B.B.A. in accounting from the University of Michigan and is a certified public accountant.

Susan J. Mellberg has been our Vice President of Project Management since 2004. Ms. Mellberg brings over 18 years of clinical operation experience. Prior to 2004, she was Vice President of Clinical Operations at Ingenix Pharmaceutical Services, a division of UnitedHealth Group (UHG), and Senior Director of Clinical Operations at Worldwide Clinical Trials, prior to its acquisition by UHG. Ms. Mellberg has also held positions of increasing responsibility in clinical operations at Hoechst Marion Roussel Pharmaceuticals (formerly Marion Merrell Dow). She received her B.A. in healthcare administration from Ottawa University, her M.B.A. from Baker University, and she is also a Registered Nurse.

Paul R. Schneider has been our Vice President and General Counsel since 2007.  From 2002 to 2007, Mr. Schneider was an associate with the law firm of Cooley Godward Kronish, LLP. From 1993 to 1999, Mr. Schneider worked as an analytical chemist for Eli Lilly & Company. Mr. Schneider is a member of the State Bar of California and holds B.S. degrees in Chemistry and Economics from the University of Wisconsin, Madison and a J.D. from Duke Law School.

Steven L. Wagner, Ph.D. has served as our Chief Scientific Officer since October 2006. Dr. Wagner co-founded TPTX, Inc., our subsidiary, in 2000 and was its Chief Scientific Officer. From 1991 to 1999, Dr. Wagner was the Director of Protein Biochemistry at SIBIA Neurosciences, Inc., a biotechnology company. Dr. Wagner served as the program head of SIBIA’s Alzheimer’s disease drug discovery collaboration with Bristol-Myers Squibb, or BMS. Dr. Wagner was a member of SIBIA’s strategic planning and drug discovery steering committees and a member of the joint steering committee between SIBIA and BMS. Dr. Wagner is an inventor on numerous patents and patent applications and has published over 50 chapters and research papers in scientific journals. Prior to leading SIBIA’s Alzheimer’s disease drug discovery efforts, Dr. Wagner was a Research Associate Professor in the Department of Microbiology and Molecular Genetics at the University of California at Irvine where he co-authored the initial purification and identification of the human amyloid precursor protein. He received his B.S. in chemistry from Bellarmine College and received his M.S. and Ph.D. in biochemistry from the Health Sciences Center at the University of Louisville School of Medicine.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 14, 2008 by: (i) all those known by us to be beneficial owners of more than five percent of our common stock; (ii) each director and nominee for director; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all of our current executive officers and directors as a group.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Entities affiliated with Alta Partners(2)	2,642,583	16.4%
Entities affiliated with GIMV N.V.(3)	2,628,603	16.3%
Entities affiliated with Advent International(4)	1,560,559	9.8%
Wellington Capital Management Co. LLP	1,040,624	6.6%
Peter Davis, Ph.D.(5)	6,496	*
Jean Deleage, Ph.D.(5)	2,642,583	16.4%
Steven H. Ferris, Ph.D.(5)	25,687	*
Jason S. Fisherman, M.D.(5)	1,560,559	9.8%
Steven B. Ratoff(5)	117,870	*
Patrick Van Beneden(5)	2,628,603	16.3%
Neil M. Kurtz, M.D.(5)	233,024	1.5%
Evelyn A. Graham(5)	69,233	*
Craig A. Johnson(5)	69,233	*
Michael F. Murphy, M.D., Ph.D.(5)(6)	72,718	*
Steven L. Wagner, Ph.D.(5)	74,383	*
All executive officers and directors as a group (12 persons)(7)	7,483,962	43.5%

*                           Less than one percent.

(1)             This table is based upon information supplied by officers, directors and principal Stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 15,745,127 shares outstanding on March 14, 2008 adjusted as required by rules promulgated by the SEC.

(2)             Includes 1,258,044 shares held of record and a warrant to purchase 229,823 shares held by Alta California Partners II, L.P., 358,414 shares held of record and a warrant to purchase 67,557 shares held by Alta California Partners II, L.P.—New Pool, 15,893 shares held of record and a warrant to purchase 2,903 shares held by Alta Embarcadero Partners II, LLC, 547,128 shares held of record and a warrant to purchase 103,127 shares held by Alta BioPharma Partners III, L.P., 36,744 shares held of record and a warrant to purchase 6,926 shares held by Alta BioPharma Partners III GmbH & Co. Beteiligungs KG and 13,483 shares held of record and a warrant to purchase 2,541 shares held by Alta Embarcadero BioPharma Partners III, LLC. Alta Partners LP, as the parent of each of Alta BioPharma Partners III GmbH & Co. Beteiligungs, Alta BioPharma Partners III, L.P., Alta California Partners II, L.P., Alta California Partners II, L.P.—New Pool, Alta Embarcadero BioPharma Partners III, LLC and Alta Embarcadero Partners II, LLC, may be deemed to beneficially own such shares. Jean Deleage, Ph.D. is a managing director of Alta Partners. Dr. Deleage, a member of our Board and a former member of the board of directors of TPTX, Inc. disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address of Alta Partners LP is One Embarcadero Center, Suite 3700, San Francisco, CA 94111.

(3)             Includes 1,544,403 shares held of record and a warrant to purchase 286,897 shares held by GIMV N.V., 477,704 shares held of record and a warrant to purchase 90,041 shares held by Biotech Fonds Vlaanderen, N.V. and 193,776 shares held of record and a warrant to purchase 35,782 shares held by Adviesbeheer GIMV Life Sciences N.V. GIMV N.V., as the parent of each of Biotech Fonds Vlaanderen, N.V. and Adviesbeheer GIMV Life Sciences N.V., may be deemed to beneficially own such shares. Patrick Van Beneden is the Executive Vice President Life Sciences of GIMV, N.V. Mr. Van Beneden, a member of our Board and a former member of the board of directors of TPTX Inc., disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address of GIMV, N.V. is Karel Oomsstraat 37, B-2018, Antwerp, Belgium.

(4)             Includes 1,197,723 shares held of record and a warrant to purchase 217,930 shares held by Advent Health Care and Life Sciences II Limited Partnership; 93,350 shares held of record and a warrant to purchase 16,984 shares held by Advent Health Care and Life Sciences II Beteiligung GmbH & Co. KG; 26,567 shares held of record and a warrant to purchase 4,835 shares held by Advent HLS II Limited Partnership; and 2,677 shares held of record and a warrant to purchase 493 shares held by Advent Partners Limited Partnership. Advent International has engaged Advent Healthcare Ventures to advise it with respect to the operation of certain private equity funds, including the above listed funds.  Jason S. Fisherman, M.D. is a managing director of Advent Healthcare Ventures. Dr. Fisherman, a member of our Board and a former member of the board of directors of TPTX, Inc. disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Each fund disclaims beneficial ownership of the others’ shares. The address of Advent Healthcare Ventures is 184 High Street, 4th Floor, Boston, MA 02110.

(5)             Includes shares described in notes (1), (2), (3) and (4), as applicable, including shares issuable upon exercise of the warrants described in the notes above, which the applicable holder has the right to acquire within 60 days after the date of this table. Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options, as follows: Peter Davis, 1,624 shares; Steven H. Ferris, 25,687 shares; Steven B. Ratoff, 36,662 shares; Neil M. Kurtz, 231,024 shares; Evelyn A. Graham, 36,753 shares; Craig A. Johnson, 36,753 shares; Michael F. Murphy, 30,596 shares; Steven L. Wagner, 6,717 shares; and all executive officers and directors as of March 14, 2008 as a group, 411,448 shares.

(6)             Dr. Murphy resigned from TorreyPines Therapeutics, Inc. effective February 29, 2008.

(7)             Total includes executive officers and directors as of March 14, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives and Philosophy of Executive Compensation

The Compensation Committee of our Board is responsible for establishing, implementing and monitoring the policies governing compensation for our executives. The objective of the Compensation Committee is to provide a competitive compensation package that will attract, motivate and retain talented and dedicated executives who will enable us to achieve our key strategic goals. The Compensation Committee believes it is important to align incentives for executives with value creation for stockholders. In order to accomplish this purpose, the Compensation Committee believes it is appropriate for a significant amount of the total compensation of each executive to be based on performance, which compensation may or may not be earned. The Compensation Committee intends to make compensation decisions that:

•       support our overall business objectives;

•       reward outstanding performance in discovery, preclinical development and clinical development;

•       recognize disciplined management of financial resources;

•       motivate employees in a high performance environment; and

•       demand the highest standards of corporate governance and personal integrity.

The Compensation Committee believes that:

•       the overall compensation package for each of our executives should be based on performance, should motivate our executives to achieve our key strategic goals, and should be aligned with the compensation package of our other executive officers and employees;

•       for the purpose of recruitment and retention, executive base salaries should be competitive with salaries paid to executives at peer group companies in the life sciences industry that are comparable to us in size and stage of development, and should be targeted near the median salary range for executives with similar responsibilities at public companies in our peer group and base salaries should represent a portion of the overall compensation package that provides sufficient incentives to strive for achievement of goals;

•       actual bonus amounts should be conditioned upon the achievement of corporate and individual goals that reflect key strategic objectives that are expected to create overall stockholder value if achieved, target bonus amounts for executives should be competitive with bonus amounts paid to executives at companies in our peer group, and target bonus amounts should represent a portion of the overall compensation package that provides sufficient incentives to strive for achievement of goals; and

•       long-term equity incentive awards offer an important element of our overall compensation package that reward our executives for meeting our long-term goals while preserving available cash and align executive interests with those of our stockholders.

In addition the Compensation Committee believes that it is necessary to provide severance payments to certain executives in order to remain competitive with our peer group. However, the Compensation Committee believes that any severance payments paid in the event of a change of control of the Company should be triggered only in the event that the executive no longer remains an executive of the combined company following the change of control. In addition, any severance paid to executives, either in connection with a change of control or otherwise, should be in the lower range of severance paid to executives by companies in our peer group.

The Compensation Committee believes that providing executives with a mix of stock options and restricted stock units is the appropriate means of retaining executives, focusing our executives on delivering long-term value to stockholders and providing long-term value to our executives. Stock options vest over time and only have value to the extent our stock price on the date the option is exercised exceeds the exercise price of the option. The restricted stock units will vest on the achievement of certain objectively defined results and have value to the executives at that time without the requirement of further payment by the executive. The Compensation Committee believes that the combination of stock option grants and restricted stock unit grants will achieve the proper balance between upside potential and volatility while providing good long-term incentives to our executives.

Material tax and accounting implications of executive compensation policies

We account for the equity compensation expense for our employees under the rules of SFAS 123R, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. Unless and until we achieve sustained profitability, the availability to us of a tax deduction for compensation expense is not material to our financial position. We structure discretionary cash bonus compensation so that it is taxable to our employees at the time it becomes available to them. Federal income tax law prohibits publicly held companies from deducting certain compensation paid to a named executive officer that exceeds $1 million during the tax year. To the extent that compensation is based upon the attainment of performance goals set by the Compensation Committee pursuant to plans approved by our stockholders, the compensation is not included in the computation of this limit. Although the Compensation Committee intends, to the extent feasible and where it believes it is in the best interests of the Company and our stockholders, to attempt to qualify executive compensation as tax deductible, it does not intend to permit this tax provision to dictate the Compensation Committee’s development and execution of effective compensation plans.

Evaluation of Executive Compensation Package

During the months of November and December 2007, the Compensation Committee met once and had numerous informal discussions regarding the appropriate compensation packages for our executives.  In conducting the evaluation, the Compensation Committee reviewed recently completed benchmark analyses of executive salaries and bonuses. These analyses were based in part on the analysis completed by Compensia, Inc.  In particular, the Compensation Committee reviewed a group of companies in the life sciences industry that is generally comparable to us by virtue of their similar size, geographic location, market capitalization or stage of development, or some combination of the foregoing, and that could compete with us for executive talent. The companies included in this peer group are:

•       ACADIA Pharmaceuticals, Inc.

•       Adolor Corporation

•       Antigenics Inc.

•       Cerus Corporation

•       CombinatoRx, Inc.

•       Cv Therapeutics, Inc.

•       Cypress Bioscience, Inc.

•       Cytokinetics, Inc.

•       Dendreon Corporation

•       Favrille, Inc.

•       Neurocrine Biosciences, Inc.

•       NPS Pharmaceuticals, Inc.

•       Renovis, Inc.

•       Santarus, Inc.

•       Somaxon Pharmaceuticals, Inc.

•       Sunesis Pharmaceuticals, Inc.

In addition, the Compensation Committee was advised by Compensia, Inc. on the competitiveness of the equity component of the overall compensation package. Using its own judgment, in connection with these analyses, the Compensation Committee then made a series of recommendations to our Board, which became the basis for salary and bonus adjustments and new equity incentive grants for all executives.

Elements of Executive Compensation

Executive compensation consists of the following elements:

Base Salary.    Base salaries for our executives are established based on the particular scope of each executive’s responsibilities as well as their qualifications, experience and performance, taking into account competitive market compensation paid by other companies in our peer group for individuals with similar responsibilities. Base salaries are reviewed annually, and additionally may be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.  The Compensation Committee intends to conduct an annual review of base salaries, and the overall compensation package, each year toward the end of the year.

Discretionary Annual Cash Bonus.    Discretionary annual cash bonuses are a means of rewarding individuals based on achievement of annual corporate and individual goals. The Compensation Committee has the authority to award discretionary annual cash bonuses to our executives. Each of our executives has an annual cash bonus target ranging from 20% to 40% of base salary for 2007 depending on such executive’s responsibilities. At the beginning of 2007 the Compensation Committee met with our management team to specify a limited number of key corporate goals for the year. These goals were then weighted to reflect their importance in determining overall corporate performance. At the end of 2007 the Compensation Committee reviewed corporate performance and determined whether the particular goal was  achieved. The sum of the goals achieved determines the 2007 bonus payout amount for each executive.

2007 Bonus Amounts.    In 2007, the Compensation Committee determined that of the 14 goals (including three stretch goals) set out for the company at the beginning of the year, the company achieved 85% of the goals (including the stretch goals). Based on this level of achievement of corporate goals, the Compensation Committee determined that each executive employed by us on December 31, 2007 should receive 85% of his or her target bonus.. The following amounts were paid to our executives in January 2008 based on performance in 2007:

Name and Principal Position	Bonus Amount

Neil M. Kurtz, M.D.	$141,800
President and Chief Executive Officer
Evelyn A. Graham	$69,200
Chief Operating Officer
Craig A. Johnson	$69,200
Vice President, Finance and Chief Financial Officer
Michael F. Murphy, M.D., Ph.D.	$65,700
Senior Vice President and Chief Medical Officer
Steven L. Wagner, Ph.D.	$50,500
Chief Scientific Officer

Long-Term Equity Incentive Awards.    Long-term equity incentive awards are a means of encouraging executive ownership of our stock, promoting executive retention, and providing a focus on long-term corporate goals as well as increased stockholder value. The Compensation Committee approves equity incentive award grants at year end following an increase in responsibilities by an executive.

In December 2006, the Compensation Committee developed a three year equity award plan that would result in fair and equitable level of ownership in the company by the senior executives should we be successful in achieving our long-term goals. The Compensation Committee’s plan involves the use of both stock option grants, which vest over time, and restricted stock units that vest based on corporate and individual performance.  In order to provide a significant incentive to our executives at a reasonable cost, the Compensation Committee determined that a substantial portion of the equity awards to be issued in the three year plan would be granted in 2006, with vesting periods that extend over four years.  The Compensation Committee evaluated the three year equity award plan in December 2007 with the help of Compensia, Inc. to ensure that the objectives of the plan were being met and to determine if any adjustment to the plan was necessary.  The Compensation Committee determined that the three year equity award plan established in 2006 did not need to be adjusted.

Stock Options.    Stock options granted by us have an exercise price equal to the fair market value of our common stock on the day of grant, typically vest over a four-year period with 25% vesting 12 months after the vesting commencement date and the remainder vesting ratably each month thereafter based upon continued employment, and generally expire ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Code.

Restricted Stock and Restricted Stock Units.    Our stock plans authorize us to grant restricted stock and restricted stock units. Restricted stock units vest on the attainment of a specified milestone or time period. Once the restricted stock unit has vested, the executive has the ability to obtain shares of our common stock.

In determining the number of stock options and restricted stock units to be granted to executives, the Compensation Committee takes into account the individual’s position, scope of responsibility, qualifications and experience, ability to affect stockholder value, historic and recent performance, existing vested and unvested awards, and the value of stock options in relation to the other elements of the individual executive’s total compensation package. In order to control overall stockholder dilution, the Compensation Committee also evaluates the aggregate outstanding stock options to all our employees in relation to those granted to our executives when determining the number of options and restricted stock units that should be granted.

2007 Equity Awards.    In 2007, our executives were awarded stock options in the amounts indicated in the section entitled “Grants of Plan-Based Awards.” These awards are based on the executives’ performance during 2007 and as part of the three year equity plan developed by the Compensation Committee in 2006.

Broad-Based Benefit Plans.    Broad-based benefit plans are an integral component of competitive executive compensation packages. Our benefits include a 401(k) savings plan, health benefits such as medical, dental, and vision plans, and disability and life insurance benefits.  We have no structured perquisite benefits, and we do not provide any deferred compensation programs or supplemental pensions to any executives. In its discretion, the Compensation Committee may revise, amend or add to the executive’s benefits if it deems it advisable.

Change in Control and Severance Benefits.    Change in control arrangements are designed to retain executives and provide continuity of management in the event of a change in control. We have entered into employment agreements with our Chief Executive Officer, our Chief Operating Officer and our Chief Financial Officer. These agreements are described in more detail elsewhere in the prospectus, including the section titled “Executive Employment Agreements”. These agreements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as a termination following a change in control or a termination without cause by us, each as set forth in the applicable agreement.

Summary Compensation Table

The following table shows for the fiscal year ended December 31, 2007, compensation awarded or paid to, or earned by, our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers at December 31, 2007 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE FOR 2007

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)($)	Option Awards (2)($)	Non-Equity Incentive Plan Compensation (3)($)	All Other Compensation ($)	Total ($)

Neil M. Kurtz, M.D.	2007	$417,200	$—	$88,856	$78,436	$141,800	$—	$726,292
President and Chief Executive Officer	2006	354,272	—	4,184	18,639	135,364	—	512,459

Evelyn A. Graham	2007	271,200	—	34,175	40,418	69,200	—	414,993
Chief Operating Officer	2006	228,757	—	1,609	15,107	88,400	—	333,873

Craig A. Johnson	2007	271,200	—	34,175	40,431	69,200	—	415,006
Vice President, Chief Financial Officer	2006	223,221	—	1,609	15,120	61,951	—	301,901

Michael F. Murphy, M.D.,Ph.D.(4)	2007	309,100	—	20,505	29,615	65,700	—	424,920
Senior Vice President and Chief Medical Officer	2006	296,400	—	966	14,435	77,805	—	389,606

Steven Wagner,	2007	237,800	—	13,670	13,809	50,500	—	315,779
Chief Scientific Officer	2006	228,000	—	644	2,039	59,850	—	290,533

(1)

The amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006, in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” as interpreted by SEC Staff Accounting Bulletin No. 107, “FAS 123R,” of restricted stock units granted pursuant to the Company’s 2006 Equity Incentive Plan (the “2006 Plan”). Assumptions used in the calculation of these amounts are included in the Notes to Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission on March 31, 2008 (the “2007 10-K”).

(2)

The amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006, in accordance with FAS 123R of stock option grants pursuant to both the 2000 Stock Option Plan (the “2000 Plan”) and the 2006 Plan and thus may include amounts from stock options granted in and prior to 2007 and 2006, respectively. Assumptions used in the calculation of these amounts are included in the Notes to Financial Statements included in the 2007 10-K.

(3)

Amounts listed in this column for 2007 were awarded for corporate and individual performance in 2007 but were paid in January 2008. Amounts listed in this column for 2006 were awarded for corporate and individual performance in 2006 but were paid in February 2007.

(4)	Dr. Murphy resigned from the Company effective February 29, 2008.

Grants of Plan-Based Awards

The following table presents information concerning grants of plan-based awards to each of the Named Executive Officers for the fiscal year ended December 31, 2007.

GRANTS OF PLAN-BASED AWARDS IN 2007

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Options (2)(#)	Awards ($/Sh)	Awards (3)($)
Neil M. Kurtz, M.D.	12/6/07	—	—	—	22,000	$2.90	39,532
	n/a	116,816	166,880	250,320	—	—	—
Evelyn A. Graham	12/6/07	—	—	—	8,500	2.90	15,274
	n/a	56,952	81,360	122,040	—	—	—
Craig A. Johnson	12/6/07	—	—	—	8,500	2.90	15,274
	n/a	56,952	81,360	122,040	—	—	—
Michael F. Murphy, M.D., Ph.D.	12/6/07	—	—	—	4,875	2.90	8,760
	n/a	54,093	77,275	115,913	—	—	—
Steven L. Wagner, Ph.D.	12/6/07	—	—	—	3,250	2.90	5,840
	n/a	41,615	59,450	89,175	—	—	—

(1)             The amounts shown in these columns represent the threshold, target and maximum payout levels for discretionary annual cash bonuses for 2007 performance. The actual amount of incentive bonus earned by each Named Executive Officer in 2007 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. The potential payouts for Named Executive Officers are performance driven and therefore are completely at risk.

(2)             This column reflects the number of stock options granted under our 2006 Plan during 2007. The terms of these awards are summarized in the “Outstanding Equity Awards at Fiscal Year-End Table” below.

(3)             Amount represents the grant date fair value for stock options granted under our 2006 Plan during 2007 and is computed in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in the Notes to Financial Statements included in the 2007 10-K.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the Named Executive Officers as of the fiscal year ended December 31, 2007, including the value of outstanding stock awards.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

	Option Awards				Stock Awards
						Equity Incentive Plan
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Neil M. Kurtz,	172,209	—	$0.93	4/09/2012	—	$—
M.D.	33,021	16,511(3)	1.24	6/12/2015	—	—
	16,250	48,750(4)	6.37	12/13/2016	—	—
	—	22,000(8)	2.90	12/5/2017	—	—
	—	—	—	—	65,000	148,850

Evelyn A. Graham	7,612	508(5)	1.24	2/04/2014	—	—
	16,240	16,240(3)	1.24	6/12/2015	—	—
	6,250	18,750(4)	6.37	12/13/2016	—	—
	—	8,500(8)	2.90	12/5/2017	—	—
	—	—	—	—	25,000	57,250
Craig A. Johnson	7,612	508(6)	1.24	2/04/2014	—	—
	16,240	16,240(3)	1.24	6/12/2015	—	—
	6,250	18,750(4)	6.37	12/13/2016	—	—
	—	8,500(8)	2.90	12/5/2017	—	—
	—	—	—	—	25,000	57,250
Michael F. Murphy,	18,946	1,185(7)	1.24	2/04/2014	—	—
M.D., Ph.D.(9)	5,413	5,414(3)	1.24	6/12/2015	—	—
	3,750	11,250(4)	6.37	12/13/2016	—	—
	—	4,875(8)	2.90	12/5/2017	—	—
	—	—	—	—	15,000	34,350
Steven L. Wagner,	2,707	2,707(3)	1.24	6/12/2015	—	—
Ph.D.	2,500	7,500(4)	6.37	12/13/2016	—	—
	—	3,250(8)	2.90	12/5/2017	—	—
	—	—	—	—	10,000	22,900

(1)          This column reflects restricted stock units awarded during 2006.  These restricted stock units will vest on March 31, 2009, provided our average closing stock price for the six-month period ending March 31, 2009 is at or above a specified amount.  The restricted stock units are subject to forfeiture if the individual officers do not meet the service requirements and have an expiration date of December 31, 2016.

(2)          The amounts reflected as Market or Payout Value are based on the closing price of our common stock ($2.29) on December 31, 2007, the last business day of 2007, as reported by Nasdaq.

(3)          These options vest in equal monthly installments on the 25th of each month and will be fully vested on April 25, 2009.

(4)          These options vest in equal monthly installments on the 14th of each month and will be fully vested on December 14, 2010.

(5)          These options vest in equal monthly installments on the 5th of each month and were fully vested on January 5, 2008.

(6)          These options vest in equal monthly installments on the 1st of each month and were fully vested on January 1, 2008.

(7)          These options vest in equal monthly installments on the 19th of each month and were fully vested on January 19, 2008.

(8)          Twenty-five percent (25%) of the shares underlying the options vest on December 6, 2008 and thereafter the options will vest in equal monthly installments on the 6th  of each month. These options vest will be fully vested on December 6, 2011.

(9)          Dr. Murphy resigned from the Company effective February 29, 2008.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column) (a)(c)(1)
Equity compensation plans approved by security holders	4,210,736	$17.89	1,579,694
Equity compensation plans not approved by security holders	—	—	—
Total	4,210,736	$17.89	1,579,694

(1)             The number of securities available for future issuance under the 2006 Plan automatically increases on the first day of each calendar year from 2007 to 2016. The number of shares added each year will be equal to the lesser of: (i) two percent of the shares of Common Stock outstanding on such date, (ii) 625,000 shares, or (iii) a lesser number of shares of Common Stock that may be determined by the Board prior to the first day of any fiscal year. On January 1, 2008 there were 314,769 shares added to our 2006 Plan pursuant to the automatic increase.

Option Exercises and Stock Vested at Fiscal Year End

The following table presents certain information concerning the exercise of options by each of the named executive officers during the fiscal year ended December 31, 2007. No stock awards vested during the fiscal year ended December 31, 2007.

OPTION EXERCISES AND STOCK VESTED IN 2007

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($ )
Neil M. Kurtz, M.D.	1,000	6,220

Pension Benefits

None of our Named Executive Officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our Named Executive Officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Potential Payments Upon Termination or Change-in-Control Arrangements

Employment Agreement with Dr. Kurtz

We entered into an employment agreement with Dr. Kurtz on December 14, 2006. Dr. Kurtz’s employment agreement provides for an initial annual base salary of not less than $400,000 and that he will be eligible to earn an annual bonus in an amount up to 150% of his target bonus of 40% of his annual base salary, as determined by our Board.  In December 2007 the Compensation Committee determined to raise the target bonus amount for Dr. Kurtz to 45%.

Pursuant to the terms of Dr. Kurtz’s employment agreement, in the event that Dr. Kurtz’s employment is terminated without cause or, within three months prior to or 12 months after a change in control, Dr. Kurtz resigns for good reason, Dr. Kurtz will be entitled to continue to receive for 18 months following the date of his termination or resignation (a) his base salary and (b) an amount equal to one-twelfth of the greater of (i) the average of the three annual bonuses paid to Dr. Kurtz by us prior to the date of termination or resignation, (ii) the last annual bonus paid to Dr. Kurtz by us prior to the date of termination or resignation, or (iii) if the termination occurs within the first twelve (12) months following October 4, 2006, 40% of his base salary. Any such severance payments would be reduced by the amount of Dr. Kurtz’s earnings from any other employment during the 18—month severance period. Additionally, under those circumstances, the vesting of each of Dr. Kurtz’s equity awards will be treated as if Dr. Kurtz had completed an additional 18 months of service immediately before the date on which his employment is terminated or he resigns. Dr. Kurtz’s execution of a release in favor of the Company is a condition to the receipt of these severance benefits, and he has agreed to a non-solicitation obligation and to confidentiality and assignment of inventions obligations in connection with his employment agreement.

Under the agreement, a change in control is deemed to have occurred under any of the following circumstances, subject to certain exceptions and limitations: (i) a person becomes the owner of 50% or more of our voting power; (ii) the composition of our Board changes over a period of 24 consecutive months or less in a way that results in a majority of our Board (rounded up to the next whole number) ceasing, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of the period or (B) have been elected or nominated for election as Board members during the period by at least two-thirds of the Board members described in clause (A) who were still in office at the time the election or nomination was approved by the Board; (iii) (A) a merger or consolidation occurs in which we are not the surviving entity, or (B) any reverse merger occurs in which we are not the surviving entity, or (C) any merger involving one of our subsidiaries occurs in which we are a surviving entity, but in each case in which holders of our outstanding voting securities immediately prior to such transaction, as such, do not hold, immediately following such transaction, securities possessing 50% or more of the total combined voting power of the surviving entity’s outstanding securities (in the case of clause (A)) or our outstanding voting securities (in the case of clauses (B) and (C)); or (iv) all or substantially all of our assets are sold of transferred other than in connection with an internal reorganization or our complete liquidation (other than a liquidation of us into a wholly-owned subsidiary).

Employment Agreement with Ms. Graham

We entered into an employment agreement with Ms. Graham on December 14, 2006. Ms. Graham’s employment agreement provides for an initial annual base salary of not less than $260,000 and provides that she will be eligible to earn an annual bonus for 2007 in an amount up to 150% of her target bonus of 30% of her annual base salary, as determined by our Board. In December 2007 the Compensation Committee determined to raise the target bonus amount for Ms. Graham to 35%.

Pursuant to the terms of Ms. Graham’s employment agreement, in the event that Ms. Graham’s employment is terminated without cause or, within three months prior to or 12 months after a change in control, Ms. Graham resigns for good reason, Ms. Graham will be entitled to continue to receive for nine months following the date of her termination or resignation (a) her base salary and (b) an amount equal to one-twelfth of the greater of (i) the average of the three annual bonuses paid to Ms. Graham by us prior to the date of termination or resignation, (ii) the last annual bonus paid to Ms. Graham by us prior to the date of termination or resignation, or (iii) if the termination occurs within the first 12 months following October 4, 2006, 30% of her base salary, which payments will be without reduction by any amount of Ms. Graham’s earnings from any other employment during the nine—month severance period. Additionally, under those circumstances, the vesting of each of Ms. Graham’s equity awards will be treated as if Ms. Graham had completed an additional 12 months of service immediately before the date on which her employment is terminated or she resigns. Ms. Graham’s execution of a release in favor of the Company is a condition to the receipt of these severance benefits, and she has agreed to a non-solicitation obligation and to confidentiality and assignment of inventions obligations in connection with her employment agreement. The definition of change in control in Ms. Graham’s employment agreement is the same as in Dr. Kurtz’s employment agreement.

Employment Agreement with Mr. Johnson

We entered into an employment agreement with Mr. Johnson on December 14, 2006. Mr. Johnson’s employment agreement provides for an initial annual base salary of not less than $260,000 and provides that he will be eligible to earn an annual bonus for 2007 in an amount up to 150% of his target bonus of 30% of his annual base salary, as determined by our Board. In December 2007 the Compensation Committee determined to raise the target bonus amount for Mr. Johnson to 35%.

Pursuant to the terms of Mr. Johnson’s employment agreement, in the event that Mr. Johnson’s employment is terminated without cause or, within three months prior to or 12 months after a change in control, Mr. Johnson resigns for good reason, Mr. Johnson will be entitled to continue to receive for nine months following the date of his termination or resignation (a) his base salary and (b) an amount equal to one-twelfth of the greater of (i) the average of the three annual bonuses paid to Mr. Johnson by us prior to the date of termination or resignation, (ii) the last annual bonus paid to Mr. Johnson by us prior to the date of termination or resignation, or (iii) if the termination occurs within the first 12 months following October 4, 2006, 30% of his base salary, which payments will be without reduction by any amount of Mr. Johnson’s earnings from any other employment during the nine-month severance period. Additionally, under those circumstances, the vesting of each of Mr. Johnson’s equity awards will be treated as if Mr. Johnson had completed an additional 12 months of service immediately before the date on which his employment is terminated or he resigns. Mr. Johnson’s execution of a release in favor of the Company is a condition to the receipt of these severance benefits, and he has agreed to a non-solicitation obligation and to confidentiality and assignment of inventions obligations in connection with his employment agreement. The definition of change in control in Mr. Johnson’s employment agreement is the same as in Dr. Kurtz’s employment agreement.

The table below estimates amounts payable upon a separation as if the individuals were separated on December 31, 2007 using the closing share price of our common stock as of that day.

	Severance Payments
Name	Salary During Severance Period	Severance Bonus	Cobra Payments During Severance Period	Total Value of Severance Payment	Accrued But Unused PTO	Value of Options Vesting Upon Termination(1)	Total Value of Benefits Due Upon Termination
Neil M. Kurtz, M.D.	$625,800	$212,700	17,978	856,478	$40,114	$17,337	$913,929
Evelyn A. Graham	203,400	59,100	13,983	276,483	26,076	13,322	315,881
Craig A. Johnson	203,400	51,900	18,309	273,609	18,775	13,322	305,706

(1)             The Value of Options Vesting Upon Termination is calculated by multiplying the total options vesting upon termination (as outlined in the respective Employment Agreements) by the difference between the exercise price of the option and the closing price of our common stock ($2.29) on December 31, 2007, the last business day of 2007, as reported by Nasdaq.

Director Compensation

The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities to the non-employee members of our Board for the fiscal year ended December 31, 2007.

DIRECTOR COMPENSATION FOR 2007

Name(1)	Fees Earned or Paid in Cash ($ )		Option Awards ($ )(2)		All Other Compensation ($ )		Total ($ )
William T. Comer, Ph.D.	$5,000		$—		$30,000	(3)	$35,000
Louis G. Cornacchia	3,000		—	(4)	—		3,000
Peter Davis, Ph.D.	74,500		29,981	(5)	—		104,481
Jean Deleage, Ph.D.	39,500	(6)	28,602	(7)	—		68,102
Steven H. Ferris, Ph.D.	39,500		28,602	(8)	—		68,102
Jason S. Fisherman, M.D.	40,500		28,602	(9)	—		69,102
Marvin S. Hausman, M.D.	1,500		—	(10)	—		1,500
Steven B. Ratoff	51,000		28,602	(11)	—		79,602
Patrick Van Beneden	39,500		—		—		39,500

(1)      Neil M. Kurtz, M.D., the Company’s President and Chief Executive Officer, is not included in this table as he is an employee of the Company and thus receives no compensation for his service as a director.

(2)      The amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2007, in accordance with FAS 123R, of stock options granted pursuant to the Company’s stock option plans and thus may include amounts from stock options granted in and prior to 2007.

(3)      Other compensation for Dr. Comer includes payments made under a consulting agreement.

(4)      Mr. Cornacchia has outstanding options to purchase an aggregate of 27,062 shares of common stock as of December 31, 2007 which were fully expensed prior to 2007.

(5)      Dr. Davis has outstanding options to purchase an aggregate of 11,624 shares of common stock as of December 31, 2007. The amount shown in the table reflects compensation expense we recorded for the year ended December 31, 2007 for the following stock option grants:

Grant Date	Total Shares of Common Stock	Exercise Price	Grant Date Fair Value
July 29, 2005	6,250	$1.24	$4,794
May 23, 2007	10,000	7.12	47,155

(6)      Fees earned by Dr. Deleage for his Board service were paid to Alta Partners.

(7)      Dr. Deleage has outstanding options to purchase an aggregate of 10,000 shares of common stock as of December 31, 2007.  On May 23, 2007, we granted a stock option to purchase 10,000 shares of common stock to Dr. Deleage with an exercise price of $7.12 and a grant date fair value of $47,155.  The amount shown in the table reflects compensation expense we recorded for the year ended December 31, 2007 for this stock option.

(8)      Dr. Ferris has outstanding options to purchase an aggregate of 35,687 shares of common stock as of December 31, 2007.   On May 23, 2007, we granted a stock option to purchase 10,000 shares of common stock to Dr. Ferris with an exercise price of $7.12 and a grant date fair value of $47,155.  The amount shown in the table reflects compensation expense we recorded for the year ended December 31, 2007 for this stock option.

(9)      Dr. Fisherman has outstanding options to purchase an aggregate of 10,000 shares of common stock as of December 31, 2007.  On May 23, 2007, we granted a stock option to purchase 10,000 shares of common stock to Dr. Fisherman with an exercise price of $7.12 and a grant date fair value of $47,155.  The amount shown in the table reflects compensation expense we recorded for the year ended December 31, 2007 for this stock option.

(10)       Dr. Hausman has outstanding options to purchase an aggregate of 117,687 shares of common stock as of December 31, 2007 which were fully expensed prior to 2007.

(11)       Mr. Ratoff has outstanding options to purchase an aggregate of 46,662 shares of common stock as of December 31, 2007. On May 23, 2007, we granted a stock option to purchase 10,000 shares of common stock to Mr. Ratoff with an exercise price of $7.12 and a grant date fair value of $47,155.  The amount shown in the table reflects compensation expense we recorded for the year ended December 31, 2007 for this stock option.

The Compensation Committee in connection with the assistance of Compensia Inc. reviewed the non-employee director compensation in December 2007 and determined that no adjustment in the compensation for non-employee directors was necessary. Non-employee director compensation effective as of October 4, 2006 will continue for 2008 to be:

•       an annual retainer of $20,000 payable on the date of the annual meeting of the Company’s stockholders;

•       an additional annual retainer of $20,000 for the Chairman of our Board payable on the date of the annual meeting of the Company’s stockholders;

•  an annual $10,000 retainer for service as the Audit Committee chair;

•  an annual $10,000 retainer for service as the Compensation Committee chair;

•  an annual $3,000 retainer for service as the Corporate Governance and Nominating Committee chair;

•  $1,500 per board meeting attended in person or telephonically; and

•  $1,000 per meeting of the Audit Committee,  Compensation Committee or Corporate Governance and Nominating Committee attended in person or telephonically.

In addition to the cash compensation set forth above, on the date of each Annual meeting of stockholders each continuing non-employee director will receive an annual stock option grant for 10,000 shares of our common stock which will fully vest on the one year anniversary of the grant date. Each non-employee director who first becomes a director of the Company will receive an initial stock option grant for 20,000 shares which would vest over four years in equal monthly installments. Stock options granted to non-employee directors have an exercise price equal to the closing price of the Company’s common stock on the date of grant as reported by Nasdaq.  Each non-employee director was also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or any committee of the Board.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

In 2007 we adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.”   There have been no revisions to the Related-Persons Transactions Policy following its adoption in 2007.  For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers and directors. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to

(a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are TorreyPines Therapeutics, Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to TorreyPines Therapeutics, Inc., Craig Johnson, Corporate Secretary, TorreyPines Therapeutics, Inc., 11085 North Torrey Pines Road, Suite 300, La Jolla, CA 92037. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

/s/ Craig Johnson
Craig Johnson
Chief Financial Officer and Secretary

May 5, 2008

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2007 is available without charge upon written request to: Corporate Secretary, TorreyPines Therapeutics, Inc., 11085 North Torrey Pines Road, Suite 300, La Jolla, CA 92037.

APPENDIX A

TORREYPINES THERAPEUTICS, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 22, 2008
APPROVED BY THE STOCKHOLDERS: [                     , 2008]

1.                                      GENERAL.

(a)                                  The purpose of the Plan is to provide a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock.  The Plan is intended to permit the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b)                                  The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.                                      ADMINISTRATION.

(a)                                  The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)                                  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)                                    To determine how and when Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii)                                To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii)                            To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv)                               To settle all controversies regarding the Plan and Purchase Rights granted under it.

(v)                                   To suspend or terminate the Plan at any time as provided in Section 12.

(vi)                               To amend the Plan at any time as provided in Section 12.

(vii)                           Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii)                       To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c)                                  The Board may delegate some or all of the administration of the Plan to a Committee or Committees.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.  Whether or not the Board has delegated administration of the Plan to a Committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d)                                  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.                                      SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a)                                  Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed in the aggregate one million (1,000,000) shares of Common Stock.

(b)                                  If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

(c)                                  The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.                                      GRANT OF PURCHASE RIGHTS; OFFERING.

(a)                                  The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board.  Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges.  The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan.  The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b)                                  If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

(c)                                  The Board shall have the discretion to structure an Offering so that if the Fair Market Value of the shares of Common Stock on the first day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of the shares of Common Stock on the Offering Date, then (i) that Offering shall terminate immediately, and (ii) the Participants in such terminated Offering shall be automatically enrolled in a new Offering beginning on the first day of such new Purchase Period.

5.                                      ELIGIBILITY.

(a)                                  Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 2(b), to Employees of a Related Corporation.  Except as provided in Section 5(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years.  In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is thirty-two (32) hours or more per week or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b)                                  The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering.  Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)                                    the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii)                                the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii)                            the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c)                                  No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation.  For purposes of this Section 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

(d)                                  As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)                                  Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan.  Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.                                      PURCHASE RIGHTS; PURCHASE PRICE.

(a)                                  On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%) of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b)                                  The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c)                                      In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering.  In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering.  In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering.  If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(d)                                  The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

(i)                                    an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii)                                an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.                                      PARTICIPATION; WITHDRAWAL; TERMINATION.

(a)                                  A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering.  To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions.   To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to a specified Purchase Date of the Offering.

(b)                                  During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide.  Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering.  Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate.  A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c)                                  Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

(d)                                  Purchase Rights shall not be transferable by a Participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in Section 10.  During a Participant’s lifetime, Purchase Rights shall be exercisable only by such Participant.

(e)                                  Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

8.                                      EXERCISE OF PURCHASE RIGHTS.

(a)                                  On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering.  No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b)                                  If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 7(b), or is not eligible to participate in such Offering, as provided in Section 5, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest.  If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering without interest.

(c)                                  No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan.  If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date.  If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest.

9.                                      COVENANTS OF THE COMPANY.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights.  If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

10.                               DESIGNATION OF BENEFICIARY.

(a)                                  A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash.  In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.  Any such designation shall be on a form provided by or otherwise acceptable to the Company.

(b)                                  The Participant may change such designation of beneficiary at any time by written notice to the Company.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.                               ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a)                                  In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iii) the class(es) and number of securities imposed by purchase limits under each ongoing Offering.  The Board shall make such adjustments as necessary to prevent the enlargement or dilution of such amounts, and its determination shall be final, binding and conclusive.

(b)                                  In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under any ongoing Offerings, and the Participants’ Purchase Rights under the ongoing Offerings shall terminate immediately after such purchase.

12.                               AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(i)                                    The Board may amend the Plan at any time in any respect the Board deems necessary or advisable.  However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b)                                  The Board may suspend or terminate the Plan at any time.  No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c)                                  Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan shall not be impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the effective date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

13.                               EFFECTIVE DATE OF PLAN.

The Plan shall become effective on April 23, 2008, but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

14.                               MISCELLANEOUS PROVISIONS.

(a)                                  Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

(b)                                  A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c)                                  The Plan and Offering do not constitute an employment contract.  Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or  be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d)                                  The provisions of the Plan shall be governed by the laws of the State of California without resort to that state’s conflicts of laws rules.

15.                               DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a)                                  “Board” means the Board of Directors of the Company.

(b)                                  “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the effective date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction).  Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(c)                                  “Code” means the Internal Revenue Code of 1986, as amended.

(d)                                  “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(e)                                  “Common Stock” means the common stock of the Company.

(f)                                    “Company” means TorreyPines Therapeutics, Inc., a Delaware corporation.

(g)                                 “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(h)                                 “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                   the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)                               the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)                           the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)                             the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(i)                                    “Director” means a member of the Board.

(j)                                    “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(k)                                “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation.  However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(l)                                    “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(m)                              “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)                                 “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)                                   If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.  Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)                                In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(o)                                  “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(p)                                  “Offering Date” means a date selected by the Board for an Offering to commence.

(q)                                  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r)                                  “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(s)                                  “Plan” means this TorreyPines Therapeutics, Inc. 2008 Employee Stock Purchase Plan.

(t)                                    “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(u)                                 “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date.  An Offering may consist of one or more Purchase Periods.

(v)                                   “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(w)                                “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(x)                                  “Securities Act” means the Securities Act of 1933, as amended.

(y)                                  “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed is open for trading.

TORREYPINES THERAPEUTICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

JUNE 19, 2008

The stockholder(s) hereby appoint(s) Dr. Neil M. Kurtz and Craig Johnson as proxies with the power to appoint a substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TorreyPines Therapeutics, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Pacific Time on June 19, 2008 at the offices of Cooley Godward Kronish, LLP, 4401 Eastgate Mall, San Diego, California

92121-1909, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER.  IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR THE PROPOSALS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

TORREYPINES THERAPEUTICS, INC.

11085 N. TORREY PINES ROAD #300

LA JOLLA, CA 92037

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time June 18, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by TorreyPines Therapeutics,  Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time June 18, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to TorreyPines Therapeutics, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TORPN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TORREYPINES THERAPEUTICS, INC.			For	Withhold	For All
			All	All	Except
THE DIRECTORS RECOMMEND A VOTE “FOR
ALL” TO ELECT THE DIRECTORS LISTED IN ITEM
1 AND A VOTE “FOR” ITEMS 2 AND 3.			☐	☐	☐

Vote on Directors

1.	To elect as Directors of TorreyPines Therapeutics, Inc. the nominees listed below.

	(01)	Peter Davis, Ph.D.
	(02)	Jean Deleage, Ph.D.
	(03)	Steven H. Ferris, Ph.D.
	(04)	Jason Fisherman, M.D.
	(05)	Neil M. Kurtz, M.D.
	(06)	Steven B. Ratoff
	(07)	Patrick Van Beneden

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposals			For	Against	Abstain

2.	To ratify the selection by the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2008.		☐	☐	☐

3.	To approve the 2008 Employee Stock Purchase Plan.		☐	☐	☐

4.	To conduct any other business properly brought before the meeting.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)		Date